Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference into the Form 8-K/A of SEACOR Holdings, Inc., of our report dated February 25, 2005, with respect to the consolidated financial statements of Seabulk International, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             Certified Public Accountants


Fort Lauderdale, Florida
August 8, 2005.